EXHIBIT 10.1

UNIT PURCHASE AGREEMENT

February 14, 2007

MCMAHAN SECURITIES CO. L.P.
500 West Putnam Avenue
Greenwich, CT 06830

Ladies and Gentlemen:

Chary Holding Company, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement with you (“you” or the “Initial Purchaser”), as set forth below.

1.             The Transactions.

(a)           Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser 175,000 units (“Firm Units”) of the Company, each Unit consisting of $1,000 principal amount of its 8.75% Senior Convertible Notes due 2012 (the “Notes”), a warrant to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an initial exercise price of $4.00 per share (“$4 Warrants”), and a warrant to purchase shares of the Common Stock at an initial exercise price of $5.00 per share (“$5 Warrants” and, together with the $4 Warrants, the “Warrants”).  In addition, the Company has granted to the Initial Purchaser an option to purchase up to 26,250 additional Units (the “Optional Units” and, together with the Firm Units, the “Units”).  The Company’s obligations under the Notes will be guaranteed by certain of its subsidiaries (the “Guarantors”).  The Notes (including the guarantees of the Guarantors endorsed thereon (the “Guarantees”)) will be issued pursuant to the provisions of the Indenture (the “Indenture”), to be dated February 16, 2007, between the Company and Bank of New York Corporate Trust Company, N.A., as trustee (the “Trustee”), and the Warrants will be issued pursuant to the provisions of the Warrant Agent Agreement (the “Warrant Agreement”), to be dated February 16, 2007, between the Company and Bank of New York Corporate Trust Company, N.A., as warrant agent (the “Warrant Agent”).  The Units, the Notes, the Warrants, the shares of Common Stock issuable upon conversion of the Notes (the “Note Shares”) and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Note Shares, the “Underlying Shares”) are collectively referred to as the “Securities.”

(b)           The sale of the Units to the Initial Purchaser (the “Offering”) will be made without registration of the Securities under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the “Securities Act”), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

(c)           In connection with the sale of the Units, the Company has prepared a preliminary offering memorandum, dated February 14, 2007 (the “Preliminary Offering Memorandum”), and has or will prepare an offering memorandum, dated as of the date hereof, in form and substance satisfactory to you (as the same may be amended and supplemented, the “Offering Memorandum”), setting forth information regarding the Company, the Securities and the terms of the Offering, and the transactions contemplated by the Offering Documents (as defined below).  The Preliminary Offering Memorandum and Offering Memorandum will attach as exhibits thereto and incorporate by reference the Company’s: Annual Report on Form 10-KSB for its fiscal year ended April 30, 2006; Quarterly Report on Form 10-QSB for the quarter ended October 31, 2006; and Current Reports on Form 8-K (and amendments on Form 8-K/A) filed with the Commission on November 17, 2006, November 29, 2006, December 7, 2006, December 14, 2006, January 5, 2007, January 17, 2007 and February 6, 2007 (all such documents collectively, the “Attached and Incorporated Documents”).  References to the Preliminary Offering Memorandum and the Offering Memorandum will be deemed to include, in each case, all amendments and supplements thereto and the Attached and Incorporated Documents and any amendments thereto made prior to the completion of the Offering.  The Offering Memorandum and the Attached and Incorporated Documents are collectively referred to as the “Offering Materials”.   The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Materials in connection with the offering and resale of the Units by the Initial Purchaser.

(d)           The Company understands that the Initial Purchaser proposes to make an offering of the Units only on the terms and in the manner set forth in the Offering Memorandum and Sections 3 and 4 hereof as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, to persons whom the Initial Purchaser reasonably believes to be qualified institutional buyers (“QIBs”) as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time (“Rule 144A”), in transactions under Rule 144A.

(e)           The Initial Purchaser and its direct and indirect transferees of the Units will be entitled to the benefits of the Registration Rights Agreement to be dated as of the Closing Date (as hereinafter defined), by and between the parties hereto (the “Registration Rights Agreement”) pursuant to which the Company will agree, among other things, to file (and cause the Guarantors to file) (i) a registration statement (the “Registration Statement”) on the appropriate form with the Commission registering the resale of the Securities under the Securities Act, and (ii) to use its best efforts (and cause the Guarantors to use their respective best efforts) to cause any such Registration Statement to be declared effective.

This Agreement, the Securities (including the Guarantees endorsed upon the Notes), the Registration Rights Agreement, the Indenture and the Warrant Agreement are collectively referred to as the “Offering Documents.”

2.             Representations and Warranties of the Company.  The Company represents and warrants to and agrees with the Initial Purchaser that:

(a)           The Preliminary Offering Memorandum and the Offering Memorandum, as of the respective dates set forth on the front covers thereof, as of the Closing Date and as of the Additional Closing Date, if any (each as defined in Section 3 hereof), does not and will not, and any supplement or amendment thereto will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum, in reliance upon or in conformity with information furnished in writing to the Company by the Initial Purchaser expressly for inclusion therein pursuant to Section 15 hereof. The Offering Documents conform in all material respects to the descriptions thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

(b)           Subsequent to the respective dates as of which information is given in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the subsidiaries of the Company listed on Schedule 2(b)(i) hereto (each a “Subsidiary” and collectively, the “Subsidiaries”), individually or taken as a whole; (ii) the long-term debt or capital stock of the Company or the Subsidiaries; or (iii) the ability of the Company to consummate the Offering or any of the other transactions contemplated by the Offering Documents (any such change or development being a “Material Adverse Effect”).  Since the date of the latest balance sheet included or incorporated by reference in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, individually or taken as a whole, except for (A) liabilities, obligations and transactions which are disclosed in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), and (B) any such liabilities or obligations incurred in the ordinary course of the Company’s business or operations consistent in nature and amount with past practice.  Identified on Schedule 2(b)(ii) hereto are all items of Designated Secured Indebtedness and Permitted Indebtedness (as such terms are defined and used in the Indenture).

(c)           The authorized, issued and outstanding capital stock of the Company as of February 16, 2007 is as set forth in the Offering Memorandum (or, if the

Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum) under the caption “Capitalization” and, after giving effect to the Offering, will be as set forth in the Offering Memorandum.  Except as disclosed in the Offering Memorandum, all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable federal, state and foreign securities laws and are not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Common Stock or other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”).

(d)           The Underlying Shares have been duly authorized and reserved, and if and when issued upon conversion of the Notes or exercise of the Warrants in accordance with their respective terms and the terms of the Indenture or Warrant Agreement, as applicable, will be validly issued, fully paid and non-assessable, free of any preemptive or similar rights; will have been issued in compliance with all applicable federal, state and foreign securities laws; will not have been issued subject to any right that does or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of the Securities; and will not be subject to any restriction upon the voting or, except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), transfer thereof pursuant to applicable law or the Company’s certificate of incorporation, bylaws or governing documents or any agreement to which the Company or any Subsidiary is a party or by which any of them may be bound.

(e)           The Securities conform to the descriptions thereof contained in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum).  Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.  Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company or any Subsidiary.

(f)            The Subsidiaries are the only “significant subsidiaries” of the Company within the meaning of Regulation S-X promulgated under the Securities Act.  Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), all of the issued shares of capital stock of or other ownership interests in the Subsidiaries directly or indirectly owned by the Company have been duly and validly authorized and issued and are fully paid and non-assessable and the shares of capital stock or other ownership interests in the Subsidiaries directly or indirectly owned by the Company are owned by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”).

(g)           Each of the Company and each Subsidiary has been duly organized and validly exists as a corporation, limited partnership or limited liability company in good standing under the laws of its jurisdiction of organization.  Each of the Company and each Subsidiary has all power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), and to own, lease and operate its respective properties.  Each of the Company and each Subsidiary is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified which (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

(h)           The Company has the corporate power and authority to execute, deliver and perform its obligations under the Notes and the Warrants.  The Notes and Warrants have been duly and validly authorized by the Company for issuance and, when executed by the Company and authenticated by the Trustee or Warrant Agent, as applicable, in accordance with the provisions of the Indenture or Warrant Agreement, as applicable, and when delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture or Warrant Agreement, as applicable, and enforceable against the Company in accordance with their respective terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) ((i) and (ii) collectively, the “Enforceability Exceptions”) and will be convertible into the Underlying Shares in accordance with their respective terms.  At the Closing Date, the Notes will be in the form contemplated by the Indenture and the Warrants will be in the form contemplated by the Warrant Agreement.

(i)            The Company has the corporate power and authority to execute, deliver and perform its obligations under the Indenture.  The Indenture has been duly and validly authorized by the Company and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”), and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

(j)            The Company has the corporate power and authority to execute, deliver and perform its obligations under the Warrant Agreement.  The Warrant Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Warrant Agent), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions

(k)           The Company has the corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement.  The Registration Rights Agreement has been duly and validly authorized by the Company and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

(l)            The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized by the Company and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

(m)          Each Guarantor has the corporate, limited partnership or limited liability company power and authority to execute, deliver and perform its obligations under the Guarantees.  The Guarantees have been duly and validly authorized by each Guarantor and when executed and delivered by each of them will have been duly executed, issued and delivered by each Guarantor and will constitute valid and legally binding obligations of each Guarantor enforceable against each Guarantor in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions.

(n)           There exists as of the date hereof (after giving effect to the transactions contemplated by each of the Offering Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Offering Documents) under any of the Offering Documents.

(o)           Except as set forth in Schedule 2.2(o)(i), the execution, delivery, and performance by the Company of this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement, and the execution, delivery and performance by each Guarantor of the Guarantees, and the consummation of the transactions contemplated by the Offering Documents do not and will not conflict with, require Consent (as defined below) under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, violate or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary (including, without limitation, any Guarantor) pursuant to, (i) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound; (ii) any provision of the certificate or articles of incorporation, bylaws or other organizational documents of the Company or any Subsidiary; or (iii) any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of its or their properties; except, in the case of clauses (i) and (iii) above, as could not reasonably be expected to have a Material Adverse Effect.  Further, except as set forth in Schedule 2.2(o)(ii), the execution, delivery, and performance by the Company of this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement, and the execution, delivery and performance by each Guarantor of the Guarantees, and the consummation of the transactions contemplated by the Offering Documents, are not subject to preemptive or similar rights, and do not require the Consent or waiver, of any holder of Relevant Securities.  The items identified on Schedule 2.2(o)(i) and Schedule 2.2(o)(ii), if any, are collectively referred to as “Required Consents and Waivers.”

(p)           Each of the Company and each Subsidiary has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as it is contemplated to be conducted, in each case as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), except for Consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect, and each such Consent is valid and in full force and effect, and except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent.  Each of the Company and each Subsidiary is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum) or where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.  No Consent contains a materially burdensome restriction not adequately disclosed in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum).

(q)           No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required by (i)

the Company for the execution, delivery and performance of this Agreement, the Indenture, the Warrant Agreement or the Registration Rights Agreement, (ii) any Guarantor for the execution, delivery and performance of the Guarantees, or (iii) the Company or any Guarantor for consummation of the Offering and the other transactions contemplated by the Offering Documents, including the issuance, sale and delivery of the Securities (including, the issuance of the Underlying Shares upon conversion of the Notes and upon exercise of the Warrants), except such Consents as may be required under state securities or “blue sky” laws and, in the case of the transactions contemplated by the Registration Rights Agreement, such as will be obtained under the Securities Act and applicable state securities or “blue sky” laws.  No consent, approval or authorization of the stockholders of the Company is required in connection with the issuance of the Securities, except as may be described in the Offering Memorandum.

(r)           Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect, and to the best of the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

(s)           The financial statements, including the notes thereto, included in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum) present fairly, as of the dates and for the periods specified, the financial position, cash flows and results of operations of the Company and its consolidated subsidiaries; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the selected consolidated financial data set forth under the caption “Summary Consolidated Financial Data” and “ProForma Financial Statements” in the Offering Memorandum present fairly, as of the dates and for the periods specified, on the basis stated in the Offering Memorandum, the information included therein.  No other financial statements are required to be included in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum) if the Offering Memorandum were included in a registration statement filed pursuant to the Securities Act.  The other financial and statistical information included in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum) presents fairly the information included therein and, if so required, has been prepared on a basis consistent with that of the financial statements that are included in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum) and is derived from the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of the Company.  The financial information included in the Attached and Incorporated Documents has been derived from the Company’s consolidated financial statements included in the Attached and Incorporated Documents or from the Company’s accounting books and records generally.

(t)            Miller Ray Houser & Steward, LLP, which has examined certain of such financial statements as set forth in its reports included in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), is an independent registered public accounting firm as required by the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”).

(u)           The Company is subject to and in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of Common Stock are listed for quotation on the Over-the-Counter Bulletin Board (the “OTC”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the OTC, nor has the Company received any notification that the Commission or the OTC is contemplating terminating such registration or listing.

(v)            Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), since February 27, 2004, the Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act, including, without limitation, the Attached and Incorporated Documents; each such document or report (including any financial statements) and any amendment thereto at the time it was filed, conformed to the requirements of the Exchange Act; and none of such documents or reports on the date of its filing contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(w)           There are no agreements, contracts, indentures, leases or other instruments (including, without limitation, any voting agreement), which are required to be filed as exhibits to the Attached and Incorporated Documents, which are not so filed as required.

(x)           The Company and each Subsidiary maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)           Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(z)           Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities, or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.  The offer and sale of the Units to the Initial Purchaser and the Initial Purchaser’s resale of the Units in the manner contemplated by this Agreement and the Offering Memorandum does not require registration under the Securities Act and the Indenture does not require qualification under the TIA.

(aa)         Except as described in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Offering Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(bb)         Neither the Company nor any Subsidiary is now and, immediately after the sale of the Units as contemplated hereunder and application of the net proceeds of such sale as described in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum) under the caption “Use of Proceeds,” will be an “investment company” or be controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(cc)         No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be described in the Company’s annual and/or quarterly reports on Forms 10-K and 10-Q, as applicable, which is not so described as required in such reports.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of their respective family members.

(dd)         The Company and each Subsidiary owns or leases all such properties as are necessary for the conduct of its business as presently operated and as proposed to be operated as described in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum).  The Company and each Subsidiary has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all Liens except such as are described in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum) or as could not reasonably be expected to have a Material Adverse Effect; and any real property held under lease or sublease by the Company or any Subsidiary is held under a valid, subsisting and enforceable lease or sublease with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property by the Company or such Subsidiary.  Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(ee)         The Company and each Subsidiary (i) owns or possesses adequate rights to use Company and Subsidiary patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of its business as being conducted and as proposed to be conducted as described in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), and (ii) owns or possesses adequate rights to use third party patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Third Party Intellectual Property”) necessary for the conduct of its business as being conducted and as proposed to be conducted as described in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum).

(ff)           The Company and each Subsidiary maintains insurance in such amounts and covering such risks as the Company considers adequate for the conduct of the Company’s business and the business of each Subsidiary and for the value of the Company’s properties and the properties of each Subsidiary, all of which insurance is in full force and effect.  There are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company has indicated that it intends to deny liability or to provide defense under a reservation of rights clause.  The Company believes that it will be able to renew its and each Subsidiary’s existing insurance as and when such coverage expires or will be able to obtain replacement insurance (with the same or greater coverage) at a cost that could not reasonably be expected to have a Material Adverse Effect.

(gg)         The Company has in effect insurance covering the Company and its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and applicable state and foreign securities laws.

(hh)         The Company and each Subsidiary has prepared and timely filed all federal, state, local, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including, without limitation, all sales and use taxes and all taxes which the Company or the Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return).  No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened.  The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period.  Neither the Company nor any Subsidiary has incurred any liability for taxes other than in the ordinary course of its business.  There is no tax Lien, whether imposed by any federal, state, local, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(ii)           No collective bargaining agreement covering any employee of the Company or any Subsidiary exists that is binding on either the Company or any Subsidiary, and, to the Company’s knowledge, no petition has been filed or proceeding instituted by an employee or group of employees of either the Company or any Subsidiary with the National Labor Relations Board seeking recognition of a bargaining representative.  To the Company’s knowledge, no organizational effort currently is being made or threatened by or on behalf of any labor union to organize any employees of either the Company or any Subsidiary, and there currently is no labor strike or organized work stoppage in effect by the employees of either the Company or any Subsidiary.

(jj)           No non-exempt “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) established or maintained by the Company or any Subsidiary for which the Company or any Subsidiary has incurred or expects to incur any material liability; each employee benefit plan (as defined in Section 3(3) of ERISA) established or maintained by Company or any Subsidiary is in compliance in all material respects with applicable law, including, without limitation, ERISA and the Code; the Company has not incurred and does not expect to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” (as defined in Section 3(2)) of ERISA established or maintained by the Company; and each pension plan (as defined in Section 3(2) of ERISA) established or maintained by the Company or any Subsidiary that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification. For purposes of this Section 2(ii), the terms “Company” and “Subsidiary” include any employer, trade, business or corporation related to or under common control with the Company and any Subsidiary under Section 414 of the Code, including, without limitation, Sections 414(b), 414(c), 414(m) and 414(o) of the Code.

(kk)        There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or hazardous substances or wastes regulated under Environmental Laws (“Hazardous Substances”) by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is liable) upon any property now or previously owned or leased by the Company or any Subsidiary or, to the Company’s knowledge, upon any other property, in violation of any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment (“Environmental Law”).  There has been no disposal, discharge, emission or other release of any kind onto such property of any Hazardous Substances in violation of Environmental Laws.  Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action.  There is no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings pursuant to any Environmental Law against the Company or any Subsidiary or, to the Company’s knowledge, any other party for which the Company or any Subsidiary may be held liable.

(ll)           Neither the Company, any Subsidiary, nor to the Company’s knowledge, any of their respective officers, directors, employees or agents has at any time (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States.

(mm)       Neither the Company nor any Subsidiary (i) is in violation of its certificate of incorporation, bylaws, or other organizational documents, or (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant, instrument, franchise, license or permit to which it is a party or by which it is bound or to which any of its property or assets is subject, except (in the case of clause (ii) above) defaults or Liens disclosed in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum).

(nn)         Except as described in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), none of the Company or any Subsidiary is in default under any of the contracts described in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum) or has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto.

(oo)         Neither the Company nor any Subsidiary has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect or as the same may hereafter be in effect, on the Closing Date (and, if any Optional Units are purchased, as of the Additional Closing Date).

(pp)         No securities of the Company or of any Subsidiary are (i) of the same class (within the meaning of Rule 144A under the Securities Act) as the Units or as the Notes or Warrants comprising the Units, and (ii) listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(qq)         The statistical, industry-related and market-related data included in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum) are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(rr)         The Company has not distributed and, prior to the later to occur of the (i) Closing Date, (ii) if any Optional Units are purchased, the Additional Closing Date, and (iii) completion of the distribution of the Units, will not distribute any offering material in connection with the offer and sale of the Units other than the Preliminary Offering Memorandum and the Offering Memorandum

(ss)         The certificates for the shares of Common Stock (including the Underlying Shares) conform to the requirements of Delaware General Corporation Law.

(tt)           The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002.

(uu)         The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act.  The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the specified time periods, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(vv)          Since February 27, 2004, the Company has not informed its auditors or the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) of (i) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls over financial reporting, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(ww)        Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not finalized and dated as of the date hereof, the most recent Preliminary Offering Memorandum), there are no outstanding guarantees or other known contingent obligations of the Company or any Subsidiary.

3.             Purchase, Sale and Delivery of the Units.

(a)           On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, 156,900 of the Firm Units at 94% of their principal amount, and 18,100 of the Firm Units at 97% of their principal amount.

(b)           In addition, on the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchaser to purchase up to some or any of the Optional Units at 94% of their principal amount. The option granted hereunder may be exercised at any time, on or before the 45th day following the date of the Offering Memorandum (the “Option Exercise Period”) upon written notice by the Initial Purchaser to the Company, which notice may be given from time to time on one or more occasions.  Such notice shall set forth (i) the amount of Optional Units as to which the Initial Purchaser is exercising the option, and (ii) the time, date and place at which such Optional Units will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date and, in such case, the term “Closing Date” shall refer to the time and date of delivery of the Firm Units and the Optional Units).  Such time and date of delivery, if subsequent to the Closing Date, is called the “Additional Closing Date.”  The Additional Closing Date shall be determined by the Initial Purchaser but, unless it is the Closing Date, shall be no earlier than three and no later than eight full business days after the date the Initial Purchaser exercises the option.  The Initial

Purchaser may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(c)           Delivery of and payment for the Firm Units shall be made at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, 25th Floor, New York, New York, 10017, at 9:00 a.m., New York time, on February 16, 2007, or at such other date as the Initial Purchaser and the Company may agree upon, such time and date being herein referred to as the “Closing Date.”  The Firm Units shall be delivered on the Closing Date against payment of the purchase price therefore by wire transfer of immediately available funds to an account specified in writing to the Initial Purchaser by the Company.  If requested by the Initial Purchaser, one or more global securities representing the Firm Units shall be registered by the Trustee in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”), and credited to such accounts as the Initial Purchaser shall request, upon notice to the Company at least 48 hours prior to the Closing Date.

(d)           Delivery to the Initial Purchaser of and payment for the Optional Units shall be made on the Additional Closing Date in the same manner and in the same office as payment for the Firm Units.

(e)           On or before the Closing Date, the Company will deposit with the Paying Agent, in immediately available funds, an amount sufficient to satisfy payment in full of Interest on the Notes due and payable on each of the first two scheduled interest payment dates following the Closing Date (assuming, for purposes of such calculation, (i) the issuance and sale of all Optional Units, and (ii) the maximum amount of Additional Interest that would be payable on all Notes in the event that the Company failed to register any Registrable Securities for reasons other than a 415 Reduction, Section 2.1(d) of the Registration Rights Agreement or a suspension of registration permitted under Section 3(b) of the Registration Rights Agreement.  For purposes of this Section 3(e), the terms “Paying Agent” and “Interest” shall have the meanings ascribed to such terms in the Indenture and the terms “Additional Interest,” “Registrable Securities” and “415 Reduction” shall have the meanings ascribed to such terms in the Registration Rights Agreement.

4.             Offering by the Initial Purchaser.  The Initial Purchaser proposes to make an offering of the Units at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.  The Initial Purchaser may from time to time thereafter change the price and other selling terms.

5.             Certain Covenants.  For purposes of this Section 5, “Closing Date” shall refer to the Closing Date for the Firm Units and any Additional Closing Date for the Optional Units.  The Company covenants and agrees with the Initial Purchaser that:

(a)           The Company will not amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the consent of the Initial Purchaser (which consent shall not be unreasonably withheld).  The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel to the Initial Purchaser, make any amendments or supplements to the Offering Memorandum that may be reasonably necessary or advisable in connection with the resale of the Units by the Initial Purchaser.

(b)           The Company will (and will cause each Guarantor to) cooperate with the Initial Purchaser in arranging for the qualification or exemption of the Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Initial Purchaser may designate and will continue any such qualifications or exemptions in effect for as long as may be necessary to complete the distribution of the Units by the Initial Purchaser; provided, however, that in connection therewith neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(c)           If, at any time prior to the completion of the resale by the Initial Purchaser of the Units, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Initial Purchaser, to amend or supplement the Offering Memorandum in order to make such Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Offering Memorandum in order to comply with applicable laws, rules or regulations, the Company shall notify the Initial Purchaser of any such event and (subject to Section 5(a)) forthwith amend or supplement such Offering Memorandum at its own expense so that, as so amended or supplemented, such Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and will comply with all applicable laws, rules or regulations.

(d)           The Company will, without charge, provide to the Initial Purchaser and to counsel to the Initial Purchaser as many copies of each of the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto as the Initial Purchaser or its counsel may reasonably request.

(e)           During the period of three years from the Closing Date, the Company will furnish to the Initial Purchaser (i) as soon as practicable after mailing, a copy of each report and other communication (financial or otherwise) of the Company mailed to the Trustee, the Warrant Agent, the holders of the Notes or Warrants, the stockholders of the Company or any Trading Market, other than materials filed with the Commission via EDGAR, and (ii) from time to time, subject to compliance with applicable securities laws, such other information concerning the Company and any Subsidiary as the Initial Purchaser may reasonably request.  As used herein, “Trading

Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Over-the-Counter Bulletin Board upon which the Common Stock is listed or quoted on for trading on the date in question.

(f)            The Company will apply the net proceeds from the sale of the Units as set forth under “Use of Proceeds” in the Offering Memorandum.

(g)           None of the Company or any of its respective affiliates (as defined in Rule 144(a) under the Securities Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) which could be integrated with the sale of the Units (or the Notes and Warrants comprising the Units) in a manner which would require the registration under the Securities Act of the Units (or the Notes and Warrants comprising the Units).

(h)           For so long as the Securities constitute “restricted” securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company will not, and will not permit any Subsidiary to, solicit any offer to buy or offer to sell the Securities (or any of them) by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(i)            For so long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and not able to be sold in their entirety by a seller under Rule 144 under the Securities Act (or any successor provision), the Company will make available, upon request, to any such seller of Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(j)            During the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchaser, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144(a) under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(k)           The Company will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(l)            The Company will (i) permit the Notes and Warrants to be included for quotation on the PORTAL Market, and (ii) permit the Notes and Warrants to be eligible for clearance and settlement through DTC.

(m)          The Company will use its best efforts to list the Underlying Shares on the principal Trading Market upon which the Common stock is listed for trading or quotation as promptly as practicable but in no event later than the time that a Registration Statement is declared effective with respect to the resale of such Underlying Shares in accordance with the Registration Rights Agreement.

(n)           The Company will, at all times, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the Underlying Shares upon conversion of the Notes and exercise of the Warrants.

(o)           During the period of 90 days from the date of the Offering Memorandum, without the prior written consent of the Initial Purchaser, the Company will not (and will not permit any Subsidiary to) (i) directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any announcement of any of the foregoing, (ii) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, and (iii) otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, other than (A) the sale of Units as contemplated by this Agreement; (B) the issuance of the Underlying Shares; (C) the Company’s issuance of Common Stock upon the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (D) the Company’s issuance of Common Stock upon the exercise of currently outstanding options and warrants; and (E) the grant of options, the issuance and sale of shares upon exercise of options granted, or the issuance and sale of restricted stock pursuant to the Company’s 2006 Employee Stock Incentive Plan or the Company’s 2006 Non-Employee Consultants Retainer Stock Plan, in each case, as in effect on the date hereof.  The Company will not file a registration statement under the Securities Act during such 90 day period in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for (x) the Company’s filing of registration statements pursuant to the Registration Rights Agreement, (y) registration statements on Form S-8 relating to employee benefit plans, and (z) the Company’s filing of registration statements pursuant to registration obligations outstanding on the date hereof.

(p)           The Company will do and perform (and will cause each Guarantor to do and perform) all things required to be done and performed by it under this Agreement and the other Offering Documents prior to or after the Closing Date and will use its best efforts (and cause each Guarantor to use its best efforts) to satisfy all conditions on its part to the obligations of the Initial Purchaser to purchase and accept delivery of the Units.

6.             Expenses.  Whether or not the Offering is consummated or this Agreement is terminated (pursuant to Section 11 or otherwise), the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (a) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and of the other Offering Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (b) the preparation, printing or reproduction of each Preliminary Offering Memorandum, the Offering Memorandum and each amendment or supplement to it; (c) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Offering Memorandum, the Offering Memorandum and all amendments or supplements to any of them as may be requested for use in connection with the offer and sale of the Units; (d) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (e) the reproduction and delivery of this Agreement and the other Offering Documents, the preliminary and supplemental “blue sky” memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (f) the exemption from, or registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of the several states (including filing fees and the reasonable fees, expenses and disbursements of counsel to the Initial Purchaser relating to such registration and qualification); (g) the reasonable travel and out-of-pocket expenses and due diligence and other related expenses incurred by the Initial Purchaser (other than the fees and disbursements of its counsel, which fees and disbursements are covered by clause (f) above with respect to the matters referred to therein and clause (h) below in all other respects); (h) the reasonable fees and disbursements of counsel to the Initial Purchaser in connection with the Offering Documents and the transactions contemplated thereby, including the Offering; (i) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to and related communications with prospective purchasers of the Units; (j) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel, if any) for the Company; (k) fees and expenses of the Trustee and the Warrant Agent, including fees and expenses of their respective counsel; (l) all expenses and listing fees incurred in connection with the application for quotation of the Notes and Warrants on the PORTAL Market; (m) all expenses and listing fees incurred in connection with the application for listing for quotation of the Underlying Shares on the principal Trading Market upon which the Common Stock is listed for trading or quotation; and (n) all expenses incurred in connection with the performance of the Company’s obligations under the Registration Rights Agreement, as set forth therein.

7.             Conditions of the Initial Purchaser’s Obligations.  For purposes of this Section 7, “Closing Date” shall refer to the Closing Date for the Firm Units and any Additional Closing Date for the Optional Units.  The obligations of the Initial Purchaser to purchase and pay for the Units are subject to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchaser pursuant to this Section 7 of any misstatement or omission and to the following additional conditions unless waived in writing by the Initial Purchaser.

(a)           The Initial Purchaser shall have received an opinion in form and substance reasonably satisfactory to the Initial Purchaser, dated the Closing Date, of Morris, Manning & Martin, LLP, counsel to the Company, covering the matters set forth on Exhibit A hereto.

(b)           The Initial Purchaser shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”), counsel to the Initial Purchaser, dated the Closing Date, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may require.

(c)           The Initial Purchaser shall have received from Miller Ray Houser & Stewart LLP, independent public registered accounting firm for the Company, on each of the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and Mintz Levin, letters dated the date hereof and the Closing Date confirming that Miller Ray Houser & Stewart LLP is an independent public registered accounting firm within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the audited financial statements for the fiscal years ended April 30, 2005 and 2006 and certain financial and statistical information contained in the Offering Memorandum.

(d)           The Initial Purchaser shall have received from each of the officers and directors listed on Schedule 7(d) hereto an executed Lock-Up Agreement in substantially the form of Exhibit B hereto.

(e)           The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date, and the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(f)            None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by this Agreement or any of the other Offering Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, decree or other administrative proceeding enacted, instituted or overtly threatened against the Company or against the Initial Purchaser relating to the issuance of the Securities or the Initial Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement or the Offering Memorandum or the other Offering Documents.

(g)           Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there shall not have occurred (i) any change, or any development involving a prospective change in, or affecting the business, condition (financial or other), properties or results of operations of, the Company or any Subsidiary not disclosed in the Offering Memorandum that is, in the judgment of the Initial Purchaser (in its sole discretion), so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated by the Offering Memorandum, or (ii) any event or development relating to or involving the Company or any Subsidiary or any of their respective officers or directors that makes any statement of a material fact made in the Offering Memorandum untrue or that, in the opinion of the Company and its counsel or the Initial Purchaser and its counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact necessary in order to make the statements made therein not misleading.

(h)           The Initial Purchaser shall have received a certificate, dated the Closing Date and signed by the President and the Chief Executive Officer of the Company, to the effect that:

(i)            All of the representations and warranties of the Company set forth in this Agreement are true and correct as if made on and as of the Closing Date and, as of the Closing Date, all agreements, conditions and obligations of the Company to be performed, satisfied or complied with hereunder on or prior the Closing Date have been duly performed, satisfied or complied with.

(ii)           The issuance and sale of the Units pursuant to this Agreement and the Offering Memorandum and the consummation of the transactions contemplated by the Offering Documents have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or, to such officers’ knowledge, threatened against the Company relating to the issuance of the Securities or the Initial Purchaser’s activities in connection therewith or in connection with any other transactions contemplated by this Agreement or the Offering Memorandum or the other Offering Documents.

(iii)         Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there has not occurred (A) any change, or any development involving a prospective change, in or affecting the business, condition (financial or other), properties or results of operations of the Company or any Subsidiary, not contemplated by the Offering Memorandum, or (B) any event or development relating to or involving the Company or any Subsidiary or any of their respective officers or directors that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any addition to or change in the Offering Memorandum in order to state a material fact necessary in order to make the statements made therein not misleading.

(iv)          At the Closing Date and after giving effect to the consummation of the transactions contemplated by the Offering Memorandum, there shall exist no Default or Event of Default (as defined in the Indenture).

(i)            Each of the Offering Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be satisfactory in form and substance to the Initial Purchaser and shall have been executed and delivered by all the respective parties thereto (other than the Initial Purchaser) and shall be in full force and effect, and there shall have been no amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

(j)            All proceedings taken in connection with the issuance of the Units and the transactions contemplated by this Agreement, the other Offering Documents and all documents and papers relating thereto shall be satisfactory to the Initial Purchaser and counsel to the Initial Purchaser.  The Initial Purchaser and counsel to the Initial Purchaser shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

(k)           The Notes and Warrants shall have been approved for trading on PORTAL.

(l)            On or before the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by the Company, and such agreement shall be in full force and effect.

(m)          The Company shall have furnished or caused to be furnished to the Initial Purchaser all Required Consents and Waivers (in form and substance satisfactory to the Initial Purchaser and its counsel) and such further certificates and documents as the Initial Purchaser shall have reasonably requested.

(n)           At the Closing Date, the Company and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof and the Notes and the Guarantors endorsed thereon shall have been duly executed and delivered by the Company and the Guarantors, respectively, and the same shall have been duly authenticated by the Trustee.

(o)           At the Closing Date, the Company and the Warrant Agent shall have entered into the Warrant Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof and the Warrants shall have been duly executed and delivered by the Company and duly authenticated by the Warrant Agent.

(p)           The Company shall have granted and delivered to the Initial Purchaser or its designated nominees warrants to purchase a number of shares of Common Stock equal to 4% of the number of Underlying Shares, such warrants to be exercisable for a period of three years from the Closing Date at an initial exercise price equal to the volume weighted average price of the Common Stock during the 20 trading days ending on and including the trading day that is two trading days prior to the date of this Agreement.  Such warrants shall contain provisions, including, without limitation, those pertaining to cashless exercise, antidilution protection and demand and piggyback registration rights, customarily contained in warrants received by the Initial Purchaser in investment banking and financing transactions.

All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are satisfactory in all material respects to the Initial Purchaser and counsel to the Initial Purchaser.  The Company shall furnish to the Initial Purchaser such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchaser shall reasonably request.

8.             Indemnification.

(a)           The Company shall indemnify and hold harmless (i) the Initial Purchaser, (ii) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in (x) the Preliminary Offering Memorandum or the Offering Memorandum, or (y) any materials or information provided to investors by the Company, or with the written approval of the Company, in connection with the marketing of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), (B) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum, or in any Marketing Materials, a material fact necessary to make the statements therein not misleading, or (C) any breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, any of the other Offering Documents or any certificate, letter, schedule, document or instrument delivered in connection herewith or therewith; provided, however, that in the case of clauses (A) and (B) hereof, the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser expressly for use therein.  The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchaser consists solely of the material identified in Section 15 hereof.  This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.

(b)           The Initial Purchaser shall indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the officers, directors, partners, employees, representatives and agents of the Company, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or arise out of or are based upon the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein; provided, however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser in connection with the sale of the Units.  The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchaser consists solely of the material identified in Section 15 hereof.  This indemnity will be in addition to any liability that the Initial Purchaser may otherwise have, including under this Agreement.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one such counsel and any local counsel shall be borne by the indemnifying parties.  No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (A) such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (y) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (B) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

9.             Contribution.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Initial Purchaser, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchaser, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to which the Company and the Initial Purchaser may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Units or, if such allocation is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (a) the total proceeds from the offering of the Units (net of discounts but before deducting expenses) received by the Company bear to (b) the discounts and commissions received by the Initial Purchaser, respectively.  The relative fault of the Company, on the one hand, and of the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 9, (i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the discounts and commissions received by the Initial Purchaser in respect of the Units resold by such Initial Purchaser in the initial placement of such Units exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission, or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, (A) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (B) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person shall have the same rights to contribution as such Initial Purchaser, and (C) each person, if any, who controls any Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (D) the officers, directors, employees, representatives and agents of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 9.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise.  No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent shall not be unreasonably withheld or delayed.

10.          Survival Clause.  The respective representations, warranties, agreements, covenants and indemnities of the Company and the Initial Purchaser set forth in this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of officers, directors, partners, employees, agents, representatives or controlling persons referred to in Sections 8 and 9 hereof, and (b) delivery of and payment for the Units, and shall, subject to Section 13 hereof, be binding upon and shall inure to the benefit of, any successors, permitted assigns, heirs and legal representatives of the Company, the Initial Purchaser and the indemnified parties referred to in Section 8 hereof.  The respective agreements, covenants and indemnities set forth in Sections 6, 8, 9, 10 and 11 hereof shall remain in full force and effect, regardless of any termination of this Agreement.

11.          Termination.

(a)           This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given in the event that (i) the Company has failed, refused or been unable to satisfy all conditions and obligations on its part to be performed or satisfied hereunder on or prior to the Closing Date, or (ii) if at or prior to the Closing Date or at or prior to the Additional Closing Date, as the case may be:

(i)            any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchaser (in its sole discretion) will in the immediate future materially disrupt, the market for the Company’s securities or securities in general;

(ii)           trading on any Trading Market, shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Trading Market, or by order of the Commission or other regulatory body or governmental authority having jurisdiction;

(iii)         a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or

(iv)          (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Initial Purchaser (in its sole discretion), makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Units or the Optional Units, as the case may be, on the terms and in the manner contemplated by the Offering Memorandum.

(b)           Subject to paragraph (c) below, termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

(c)           If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Units provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchaser, reimburse the Initial Purchaser for all out-of-pocket expenses (including the reasonable fees and the expenses of its counsel), incurred by the Initial Purchaser in connection herewith.

12.          Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing, shall be delivered by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (a) when made, if made by hand delivery, (b) upon confirmation, if made by telecopier (provided notice is also given by some other means permitted by this Section 12), (c) one Business Day after being deposited with such courier, if made by overnight courier, or (d) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows: to the Initial Purchaser c/o McMahan Securities Co. L.P., 500 W. Putnam Avenue, Greenwich, CT 06830, Attention: Alan Streiter, Senior Managing Director, facsimile number: (203) 618-3401, and with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, 25th Floor, New York, New York 10017, Attention: Stephen J. Gulotta, Jr., Esq., facsimile number: (212) 983-3115; and if sent to the Company, to Charys Holding Company, Inc., 1117 Perimeter Center West, Suite N-415, Atlanta, Georgia 30338, Attention: Billy V. Ray, Jr., President, facsimile number: (678) 443-2320, and with a copy to Morris, Manning & Martin, LLP, 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia  30326, Attention: Larry W. Shackelford, Esq., facsimile number: (404) 365-9532.

13.          Successors.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors, permitted assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (a) the indemnities and contribution obligations of the Company contained in Sections 8 and 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, agents and representatives of the Initial Purchaser and any such person or persons, and (b) the indemnities and contribution obligations of the Initial Purchaser contained in Sections 8 and 9 of this Agreement shall also be for the benefit of the directors, officers, employees, agents and representatives of the Company and any person or persons who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.  No purchaser of Units from the Initial Purchaser will be deemed a successor or an assign because of such purchase.  Prior to the closing on the Closing Date, no party may assign this Agreement or any of its rights hereunder without the prior written consent of the other party or parties.

14.          No Waiver; Modifications in Writing.  No failure or delay on the part of the Company or the Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Initial Purchaser at law or in equity or otherwise.  No waiver of or consent to any departure by the Company or the Initial Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided, that notice of any such waiver shall be given to each party hereto as set forth below.

Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Initial Purchaser.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Initial Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

15.          Information Supplied by the Initial Purchaser.  The statements set forth in the fourth paragraph, fourth sentence of the fifth paragraph, and the seventh and eighth paragraphs in the Offering Memorandum under the heading “Plan of Distribution” constitute the only information furnished by the Initial Purchaser to the Company for purposes of Sections 2(a), 8(a) and 8(b) hereof.

16.          Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, representations, warranties, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

17.          APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.  The Company agrees that any suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  The Company expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Company agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding thereupon and may be enforced in any other court in the jurisdiction to which the Company is or may be subject by suit upon such judgment.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchaser.

Very truly yours,
CHARYS HOLDING COMPANY, INC.
a Delaware corporation
By:	/s/ Billy V. Ray, Jr.
Name: Billy V. Ray, Jr.
Title: Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MCMAHAN SECURITIES CO. L.P.
By:	/s/ Alan Streiter
Name: Alan Streiter
Title: Senior Managing Director

SCHEDULE 2(b)(i)

SUBSIDIARIES

Crochet & Borel Services, Inc.

Cotton Holdings 1, Inc.

Cotton Commercial USA, LP

Cotton Restoration of Central Texas, LP

C&B Holdings, Inc.

Ayin Holding Company Inc.

Ayin Tower Management Services, Inc.

Complete Tower Sources Inc.

Mitchell Site Acquisition, Inc.

LFC, Inc.

Aeon Technologies, Ltd.

Viasys Network Services, Inc.

Viasys Services, Inc.

Method IQ, Inc.

Personnel Resources of Georgia, Inc.

Digital Communications Services Inc.

Berkshire Wireless

CCI Telecom, Inc.

SCHEDULE 2(b)(ii)

DESIGNATED SECURED INDEBTEDNESS

$35,000,000 Secured Revolving Credit Facility, dated August 28, 2006, extended by New Stream Commercial Finance, LLC to Crochet & Borel Services, Inc. (a Subsidiary).  The current outstanding balance under this credit facility is approximately $370,000, which is payable on August 28, 2007.

$14,000,000 Secured Revolving Credit Facility, dated November 8, 2006, extended by New Stream to between Ayin Holding Company, Inc. (a Subsidiary).  The current outstanding balance under this credit facility is approximately $6,400,000, which is payable on November 8, 2008.

4.74% Promissory Note, in the principal amount of $77,932,514.15, made by the Company in favor of Troy Crochet and payable on January 31, 2009.  Following the closing of the Units and the repayment of $19,000,000 of such indebtedness from the proceeds of the sale of the Units, there will be $58,932,514.15 of unpaid principal amount outstanding under the Promissory Note.

5% Secured Promissory Note, in the principal amount of $5,250,000, made by the Company to Rock Creek Equity Holdings, LLC and J. Alan Shaw, payable January 31, 2007.  The current outstanding balance under this credit facility is approximately $950,000, which will be repaid from the proceeds of the sale of the Units.

Secured Promissory Note, in the principal amount of up to $2,000,000, made by Method IQ, Inc. to CAPCO Financial Company (“CAPCO”), a division of Greater Bank N.A.

Secured Promissory Note, in the principal amount of up to $3,000,000, made by CCI Telecom, Inc. to CAPCO.

Secured Promissory Note, in the principal amount of up to $5,000,000, made by Complete Tower Sources Inc. to the Whitney National Bank.

Secured Promissory Note, in the principal amount of up to $1,000,000, made by Digital Communications Services, Inc. to Wachovia National Bank.

10% Subordinated Convertible Debenture, in the principal amount of $1,052,632, made by the Company to Imperium Partner Group.

SCHEDULE 2(o)(i)

NO CONFLICTS

Consent under that certain Loan and Security Agreement dated as of August 28, 2006, by and between Crochet & Borel Services, Inc. and New Stream Commercial Finance, LLC and the related agreements and documents.

Consent under that certain Loan and Security Agreement dated as of November 8, 2006, by and between Ayin Tower Management Services, Inc. and New Stream Commercial Finance, LLC and the related agreements and documents.

Consent under that certain Note and Warrant Purchase Agreement dated as of December 4, 2006, by and between the Company and various purchasers led by Vision Opportunity Master Fund, Ltd. and the related agreements and documents.

Consent under that certain Securities Purchase Agreement dated as of August 30, 2006, by and between the Company and various purchasers led by Gottbetter Capital Master, Ltd. and the related agreements and documents.

SCHEDULE 2(o)(ii)

PREEMPTIVE RIGHTS

Rights under that certain Stock Purchase Agreement dated as of May 19, 2006, by and among the Company and the holders of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share.

SCHEDULE 7(d)

OFFICERS AND DIRECTORS

Billy V. Ray, Jr.

Raymond Smith

Michael Oyster

John Jordan

H. Alec McLarty

Neil L. Underwood

David S. Gergacz

Gisle Larsen

Dennis C. Hayes

EXHIBIT A

FORM OF OPINION

1.             Each of the Company and each Subsidiary has been duly organized and validly exists as a corporation, limited partnership or limited liability company in good standing under the laws of its respective jurisdiction of incorporation, with the requisite power and authority to own its properties and conduct its businesses as described in the Offering Memorandum.  Each of the Company and each Subsidiary is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in the specified jurisdictions set forth on Schedule A annexed to this opinion letter, which the Company has advised us are the only jurisdictions in which the Company or such Subsidiary conducts business or owns property.

2.             The Company has the authorized capitalization as set forth in the Offering Memorandum, and all of the authorized shares of capital stock of the Company conform in all material respects to the descriptions thereof contained in the Offering Memorandum in the section entitled “Description of Capital Stock”. All shares of Common Stock and Preferred Stock outstanding on the date of the Offering Memorandum have been duly and validly authorized and issued, are fully paid and non-assessable. To such counsel’s knowledge, except as disclosed and as of the date or dates disclosed in the Offering Memorandum and in the Purchase Agreement, there are (i) no outstanding securities of the Company convertible into or evidencing the right to subscribe for any shares of capital stock of the Company, (ii) no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other instruments or agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of such stock, and (iii) no agreements or arrangements with respect to the voting, sale or transfer of any shares of capital stock of the Company to which the Company is a party, and, to such counsel’s knowledge, subsequent to the date or dates disclosed in the Offering Memorandum, no other securities described in clauses (i) and (ii) were issued or granted, other than options which were granted or exercised under, or shares of Common Stock which were issued or sold pursuant to, the Company’s employee and director stock option plan, which plan is described in the Offering Memorandum.

3.             All of the outstanding shares of capital stock or other equity securities of each Subsidiary held by the Company, to such counsel’s knowledge, are held free and clear of all Liens and limitations on voting rights (other than as described in the Offering Memorandum) and are duly authorized, validly issued, fully paid and non-assessable.

4.             The Company has the requisite corporate power and authority to execute and deliver the Purchase Agreement, the Registration Rights Agreement, the Warrant Agreement and the Indenture, to perform its obligations thereunder, to issue and sell and deliver the Units, consisting of the Notes and the Warrants, to the Initial Purchaser, to issue and deliver the Note Shares and to issue, sell and deliver the Warrant Shares.

5.             Each Guarantor has the requisite corporate, limited partnership or limited liability company power and authority to execute, deliver and perform its obligations under the Guarantees.

6.             The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming that the Registration Rights Agreement is the valid and legally binding obligation of the Initial Purchaser) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws and court decisions now or hereafter in effect relating to or affecting creditors’ rights generally; and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (clauses (i) and (ii) together, the “Enforceability Exceptions”); and (iii) the fact that any rights to indemnity or contribution thereunder may be limited by federal or state securities laws and public policy considerations.
the Enforceability Exceptions.

7.             The Purchase Agreement has been duly authorized, executed and delivered by the Company and (assuming that the Purchase Agreement is the valid and legally binding obligation of the Initial Purchaser) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions and the fact that any rights to indemnity or contribution thereunder may be limited by federal or state securities laws and public policy considerations.

8.             The Warrant Agreement has been duly authorized, executed and delivered by the Company and (assuming that the Warrant Agreement is the valid and legally binding obligation of the Warrant Agent) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

9.             The Indenture has been duly authorized, executed and delivered by the Company and (assuming that the Indenture is the valid and legally binding obligation of the Trustee) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

10.           The Notes have been duly authorized, executed and issued by the Company and, when duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

11.           The Warrants have been duly authorized, executed and issued by the Company and, when duly authenticated by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Warrant Agreement and the Registration Rights Agreement.

12.           The Note Shares have been duly authorized and reserved for issuance upon conversion of the Notes and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable, and such issuance of the Note Shares will not be subject to any preemptive rights under (i) the Company’s Certificate of Incorporation or By-laws, (ii) Delaware General Corporation Law, or (iii) to such counsel’s knowledge, under the express terms or provisions of any agreement or other instrument to which the Company is a party.

13.           The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants and, when issued upon exercise of the Warrants in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable, and such issuance of the Warrant Shares will not be subject to any preemptive rights under (i) the Company’s Certificate of Incorporation or By-laws, (ii) Delaware General Corporation Law, or (iii) to such counsel’s knowledge, under the express terms or provisions of any agreement or other instrument to which the Company is a party.

14.           The execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement, the Warrant Agreement and the Indenture, the execution and delivery of the Guarantees by the Guarantors, the issuance of the Units (and the Notes and Warrants comprising the same) and the performance by the Company and the Guarantors of their respective obligations thereunder do not and will not (i) conflict with or result in a breach of any of the express terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument filed or incorporated by reference as an exhibit to the Form 10-K for the year ended April 30, 2006, the Form 10-Q for the quarter ended July 31, 2006 or the Form 10-Q for the quarter ended October 31, 2006 or described in the Offering Memorandum, or any franchise, license or permit known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective properties or assets are otherwise bound, or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of the Subsidiaries or, to such counsel’s knowledge, any judgment, decree, order, statute, rule or regulation of any court or any judicial, regulatory or other legal or governmental agency or body.

15.           No consent, approval, authorization or qualification of or with any federal or state court, governmental agency or body is required for the issue and sale of the Units (and the Notes and Warrants comprising the same) and the issuance of the Underlying Shares, the execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement, the Warrant Agreement or the Indenture, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except such as may be required (i) in connection with the Company registering the Securities for resale pursuant to the Registration Rights Agreement, (ii) under applicable state securities or “blue sky” laws in connection with the purchase and sale of the Securities or in connection with the resale of the Units, the Notes, the Warrants or the Underlying Shares, or (iii) in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

16.           To such counsel’s knowledge, except as set forth in the Offering Memorandum, there are no judicial, regulatory or other legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject that are required to be described in the Offering Memorandum and are not so described and, to such counsel’s knowledge, no such proceedings are threatened by governmental authorities or others.

17.           Assuming (i) all of the representations and warranties of the Initial Purchaser and the Company set forth in the Purchase Agreement are true and correct, (ii) compliance by the Initial Purchaser and the Company with their respective covenants set forth in the Purchase Agreement, and (iii) all of the representations and warranties made in accordance with the Offering Memorandum by the purchasers to whom the Initial Purchaser initially resells the Units (and the Notes and Warrants comprising the same) are true and correct, it is not necessary in connection with the offer, sale and delivery of the Units (and the Notes and Warrants comprising the same) to the Initial Purchaser pursuant to the Purchase Agreement or the offer, sale and delivery of the Units (and the Notes and Warrants comprising the same) by the Initial Purchaser to the initial purchasers therefrom, in the manner contemplated by the Purchase Agreement and as described in the Offering Memorandum, to register the Units, the Notes or the Warrants under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

18.           The Company is not and, immediately after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Offering Memorandum, will not be required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

19.           When the Notes and the Warrants are issued and delivered as part of the Units pursuant to the Purchase Agreement, such Notes and Warrants will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted on a United States automated inter-dealer quotation system.

20.           The statements in the Offering Memorandum under the captions “Description of the Notes and Warrants” and “Description of Capital Stock,” insofar as such statements purport to summarize the provisions of the Indenture, the Registration Rights Agreement, the Warrant Agreement, the Notes, the Warrants, the Common Stock (including the Underlying Shares) and the Preferred Stock, fairly summarize such provisions.

21.           The statements in the Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal income and, in the case of non-resident aliens, estate tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

22.           Each document incorporated by reference in the Offering Memorandum (except for the financial statements and related schedules included therein as to which such counsel need express no opinion) complied, when filed with the Commission, as to form, in all material respects with the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent auditors for the Company and the Initial Purchaser at which the contents of the Offering Memorandum (including the documents incorporated by reference therein) and related matters were discussed and, no facts have come to the attention of such counsel that causes such counsel to believe that the Offering Memorandum (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, including the related notes, and schedules and all other financial data included or incorporated by reference therein).

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

February       , 2007

McMahan Securities Co. L.P.

500 W. Putnam Avenue

Greenwich, CT 06830

Charys Holding Company, Inc.

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed offering (the “Offering”) by Charys Holding Company, Inc., a Delaware corporation (the “Company”), of units of its securities, each unit (a “Unit”) consisting of $1,000 principal amount of its 8.75% Senior Convertible Notes due 2012 (each a “Note” and collectively, the “Notes”), a warrant to purchase 333.333 shares of the Company’s common stock par value $0.001 per share (the “Common Stock”), at an initial exercise price of $4.00 per share (each, a “$4 warrant” and collectively, the “$4 warrants”), and a warrant to purchase 333.333 shares of Common Stock, at an initial exercise price of $5.00 per share (each, a “$5 warrant” and collectively the “$5 Warrants”).

In order to induce you (the “Initial Purchaser”) to purchase Units in the Offering, the undersigned hereby agrees that, without your prior written consent, during the period from the date hereof until 180 days from the date of the Offering Memorandum (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) with respect to any Relevant Security, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration (such restrictions, the “Lock-Up”).  Notwithstanding the foregoing, the Lock-Up shall not preclude (i) the transfer of shares of a Relevant Security by the undersigned as a gift or (ii) the transfer of shares of a Relevant Security by the undersigned to his or her affiliate (as such term is defined in Rule 405 under the Securities Act of 1933, as amended); provided, that, in either such case, the transferee of the Relevant Security must (prior to or commensurately with such transfer) execute and deliver to you an agreement satisfactory to you certifying that such transferee is bound by the terms of this Agreement

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and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto.  In addition, if and to the extent the undersigned holds stock options granted pursuant to the Company’s 2006 Employee Stock Incentive Plan or the Company’s 2006 Non-Employee Consultants Retainer Stock Plan which are scheduled to expire during the Lock-Up Period, the Lock-Up will not preclude the exercise of such options and sale of common stock upon such exercise.  As used herein “Relevant Security” means the Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities.  The undersigned hereby further agrees that, without your prior written consent, during the Lock-up Period the undersigned (A) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security, and (B) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.  Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof.  Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By:

Print Name:

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